AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER, dated this 9st day of February, 2000 (the "PLAN OF MERGER") by, between, and among Miracor Diagnostics, Inc., a Utah Corporation ("Miracor"), Miracor Acquisition Corp., a Colorado corporation ("Acquisition Corp."), and Ultra Open MRI Holding Corp., a Florida corporation (the "Company") (Miracor, Acquisition Corp. and the Company are collectively referred to as the "Parties");


                          W I T N E S S E T H    T H A T:


         WHEREAS, the Parties hereto desire to enter into an agreement providing for the merger of Acquisition Corp. into the Company; and

         WHEREAS, Miracor will issue its common stock to the shareholders of the Company in consideration for the merger of the Company and Acquisition Corp. The merged company, which will be the Company, will become an eighty percent owned subsidiary of Miracor; and

         WHEREAS, the authorized and issued capital stock of the Company consists of one hundred shares of common stock, $1.00 par value per share.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby covenant and agree as follows:

         A. THE MERGER. At the Effective Time of the Merger (as such term is hereinafter defined), in accordance with the provisions of applicable law and the terms of this Plan of Merger, Acquisition Corp. will be merged with and into the Company, with the Company surviving the Merger as the Surviving Corporation.

         B. EFFECTIVE TIME OF THE MERGER. The Merger shall become effective as of February 9, 2000 but may be rescinded subject only to the conditions subsequent of the following actions:

                  1. This Plan of Merger shall have been approved by the directors and stockholders of the Company and Acquisition Corp. in accordance with the requirements of the laws of the states under which the Company and Acquisition Corp. are organized; and

                  2. Articles or Certificates of Merger (which shall be satisfactory in form to counsel for the Parties) or certified copies of this Plan of Merger shall have been executed and verified and filed in the office of the Secretary of State of the State of Colorado and the office of the Secretary of State of the State of Florida or other appropriate offices of the appropriate states.

The date when the Merger shall become effective as aforesaid is herein referred to as "EFFECTIVE TIME OF THE MERGER."

         C. CERTIFICATES OF INCORPORATION, BY-LAWS, DIRECTORS, AND OFFICERS.

                  1. The Certificate of Incorporation the Company as in effect immediately prior to the Effective Time of the Merger shall be the Certificate of Incorporation of the Company from and after the Effective Time of the Merger until further amended in accordance with the laws of the State of Florida.

                  2. The By-Laws of the Company as in effect immediately prior to the Effective Time of the Merger shall be the By-Laws of the Company from and after the Effective Time of the Merger until further amended in accordance with the laws of the State of Florida, the Certificate of Incorporation and the By-Laws of the Company.

                  3. The directors and officers of the Company from and after the Effective Time of the Merger shall be as set forth below, and each shall hold his respective office or offices from and after the Effective Time of the Merger until his successor shall have been elected and qualified or as otherwise provided in the By-Laws of the Company.

DIRECTORS
---------
                  M. Lee Hulsebus
                  John McCoskrie
                  Richard E. Sloan

OFFICERS
--------
                  M. Lee Hulsebus                    President
                  M. Lee Hulsebus                    Treasurer
                  John McCoskrie                     Vice President
                  Richard E. Sloan                   Secretary

         D. MANNER AND BASIS OF CONVERTING SECURITIES.

                  1. At the Effective Time of the Merger of Acquisition Corp. with and into Company:

                           a. all shares of common stock of Acquisition Corp.
                  that shall be outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger, be canceled and Miracor shall be issued a total of eighty shares of common stock, $1.00 par value per share of the Company, pro rata, from the holders thereof as listed in Exhibit A hereto.

                           b. Any shares of common stock of Acquisition Corp.
                  held in the treasury of Acquisition Corp. prior to the Effective Time of the Merger shall be canceled.

                  2. From and after the Effective Time of the Merger, the holders of certificates representing shares of common stock of Acquisition Corp. shall cease to have any rights with respect to such certificates.

                  3. Eighty shares of the common stock,$1.00 par value per share of the Company, which constitutes eighty percent (80%) of the issued and outstanding of the Company before the Effective Time of the Merger shall be exchanged, pro rata and in accordance with Exhibit A hereto, for a total of 2,133,334 restricted common shares of Miracor at a price of $.60 per share, which amount shall be computed on the basis of 2.56 times the twelve month trailing EBITDA (EBITDA, is comprised of


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

         revenues less all operating expenses, net of depreciation, amortization, taxes and interest)of interest)of MRI Services, LC and Ultra Diagnostics, LLC, measured as of December 31, 1999, based upon generally accepted accounting practices; provided, however, that twenty-five percent (25%) of the total number of shares will not be issued until the reconciliation of the EBITDA as of December 31, 1999 is complete; and, provided, further that the total 2,133,334 restricted common shares may be further increased or decreased, as may be applicable, to reflect the results of the said reconciliation of the EBITDA as of December 31, 1999.

         E. SURRENDER AND EXCHANGE OF CERTIFICATES REPRESENTING THE COMMON STOCK OF ACQUISITION CORP. As soon as practicable after the Effective Time of the Merger and after the surrender to the Company, at the principal place of business of the Company, or such other place as the Company may designate, of all certificates that immediately prior to the Effective Time of the Merger represented outstanding shares of the common stock of Acquisition Corp. (the "Closing"), the Company shall issue to Miracor a total of eighty (80) shares of the common stock, $1.00 par value per share, of the Company.

         F. CERTAIN EFFECTS OF THE MERGER. The separate existence and the corporate organization of Acquisition Corp. shall cease at the completion of all conditions subsequent to the Effective Time of the Merger except insofar as it may be continued by law, and thereupon the Company and Acquisition Corp. shall be a single corporation, sometimes hereinafter referred to as the "Surviving Corporation." At the completion of all conditions subsequent to the Effective Time of the Merger, the Surviving Corporation shall thereupon and thereafter possess all rights, privileges, powers and franchises, both public and private in nature, and all the property, real, personal and mixed, and all debts due on whatever account, including, subscriptions for shares, and all other things in action or belonging to Acquisition Corp. shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and every other interest shall be thereafter the property of the Surviving Corporation. All rights of creditors and all liens upon any property of Acquisition Corp. shall be preserved unimpaired, and all debts, liabilities, and duties of Acquisition Corp. shall attach to the Surviving Corporation and may be enforced against it to the same extent as if those debts, liabilities, and duties had been incurred or contracted by Acquisition Corp.

         G. REPRESENTATIONS OF THE COMPANY AND FRED BERGMANN AND JOHN MCCOSKRIE

         The Company and Fred Bergmann and John McCoskrie hereby represent and warrant, covenant and agree that:

         1. ORGANIZATION AND AUTHORITY. Ultra Open MRI Holding Corp. is a Florida corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of operation and is duly qualified and in good standing in each other jurisdiction in which it owns or leases properties, conducts operations, or maintains a stock of goods, with full power and authority to carry on the business in which it is engaged (a true and correct list of each such jurisdiction is set forth in the DISCLOSURE SCHEDULE) and to execute and deliver and carry out the transactions contemplated by this Agreement.

         2. DUE AUTHORIZATION; EFFECT OF TRANSACTION. No provisions of any agreement, instrument, or understanding, or any judgment, decree, rule, or regulation, to which Ultra Open MRI Holding Corp., a Florida corporation, is a party or by which it is bound, has been or will be violated by the execution and delivery by the Company of this Agreement or the performance or satisfaction of any agreement or condition herein contained upon its part to be performed or satisfied, and all requisite authorizations for such execution, delivery, performance, and satisfaction have been duly obtained. Upon execution and delivery, this Agreement will be a legal, valid, and binding obligation of the Company, enforceable in accordance with its terms. All assignment and assumption agreements between Ultra Open MRI Holding Corp. and MedSource Holdings, Ltd. and Jamac Enterprises, Ltd. are valid and enforceable among the parties thereto.

         3. FINANCIAL STATEMENTS. Except as set forth on the Disclosure Schedule, the Company has delivered to Miracor the balance sheet of MRI Services, LC and Ultra Diagnostics, LLC, Florida limited liability companies, as at the close of its fiscal year for the year ending December 31, 1998 and 1999, together with related consolidated statements of operations, consolidated statements of changes in owner's equity, and consolidated statements of cash flows for the periods then ended. The financial statements specified above, including in each case the notes to such financial statements, are hereinafter sometimes collectively referred to as the "FINANCIAL STATEMENTS." All of the Financial Statements are true, correct, and complete, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods (except as set forth in such notes or statements) and fairly present the financial condition of MRI Services, LC and Ultra Diagnostics, LLC, Florida limited liability companies, and the results of its operations as at the dates thereof and throughout the periods covered thereby. The Financial Statements reflect or provide for all claims against, and all debts and liabilities of, of MRI Services, LC and Ultra Diagnostics, LLC, Florida limited liability companies, fixed or contingent, as at the dates thereof, and there has not been any change between the date of the most recent Financial Statements and the date of this Agreement that has materially or adversely affected the business or properties or condition or prospects, financial or other, or results of operations of MRI Services, LC and Ultra Diagnostics, LLC, Florida limited liability companies, and no fact or condition exists or is contemplated or threatened, which might cause any such change at any time in the future.

         4. ACCOUNTS RECEIVABLE. Subject to the bad debt reserve shown in the Financial Statements, all customer and trade notes and accounts receivable owned by of MRI Services, LC, and Ultra Diagnostics, LLC, Florida limited liability companies, and Ultra Open MRI Holding Corp. on the date of the most recent balance sheet included in the Financial Statements are fully collectible in the aggregate, to the extent of the aggregate face value thereof as indicated on such balance sheet.

         5. LIABILITIES. Neither MRI Services, LC, Ultra Diagnostics, LLC, nor Ultra Open MRI Holding Corp. have liabilities of any nature, whether absolute, contingent, or otherwise, except as set forth in the most recent balance sheet included in the Financial Statements, other than liabilities subsequently incurred in the ordinary course of business. Neither MRI Services, LC, Ultra Diagnostics, LLC, nor Ultra Open MRI Holding Corp. are in breach or default or in arrears in respect of the terms or conditions of any such liabilities and no waiver or forbearance has been granted by any holder of any such liability with respect to any such liability.

         6. DISTRIBUTIONS. From the end of its most recent fiscal year to the date hereof Neither MRI Services, LC, Ultra Diagnostics, LLC, nor Ultra Open MRI Holding Corp. have made any distribution whatsoever, either in cash or other property.

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

         7. SUBSIDIARIES. Ultra Open MRI Holding Corp. owns the capital stock of three Florida corporations and the total membership of one Florida limited liability company as shown in Exhibit B hereto . Otherwise, Ultra Open MRI Holding Corp does not own the capital stock of any corporation, limited liability company, association, trust or similar entity, any interest in the equity of any partnership or similar entity, any share in any joint venture, or any other equity or proprietary interest in any entity or enterprise, however organized and however such interest may be denominated or evidenced.

         8. PERSONAL PROPERTIES. Ultra Open MRI Holding Corp. owns and has good and marketable title to all the tangible and intangible personal property and assets reflected upon the most recent balance sheet included in the Financial Statements or used in the business of Ultra Open MRI Holding Corp. if not so reflected, free and clear of all mortgages, liens, encumbrances, equities, claims, and obligations to other persons, of whatever kind and character, except as set forth in the DISCLOSURE SCHEDULE. The DISCLOSURE SCHEDULE contains an identification of certain major items of fixed assets and machinery and equipment. None of the fixed assets and machinery and equipment is subject to contracts of sale, and none is held by Ultra Open MRI Holding Corp. as lessee or as conditional sales vendee under any lease or conditional sales contract and none is subject to any title retention agreement, except as set forth in the DISCLOSURE SCHEDULE. The fixed assets and machinery and equipment, taken as a whole, are in a state of good repair and maintenance and are in good operating condition; inventory is up to normal commercial standards and no inventory that is obsolete or unmarketable is reflected in the most recent balance sheets included in the Financial Statements. All items included in such inventory are covered on the books of either McCoskrie, or Ultra Open MRI Holding Corp., and are valued on the Financial Statements at the lower of cost or market and, in any event, at not greater than their net realizable value, on an item by item basis. Upon the Merger as contemplated herein, there will continue to be vested in Ultra Open MRI Holding Corp. good and marketable title to the tangible and intangible personal property constituting a part thereof, free and clear of all mortgages, liens, encumbrances, equities, claims, and obligations to other persons, of whatever kind and character, except for the rights of third persons arising under contracts for the sale of inventory in the ordinary course of business, each of which is listed in the DISCLOSURE SCHEDULE.

         9. MATERIAL CONTRACTS AND ARRANGEMENTS. Except as set forth in the DISCLOSURE SCHEDULE, Ultra Open MRI Holding Corp. has no contract or arrangement, including, without limitation, any commitments or obligations, contingent or otherwise, under any contract or arrangement (i) for the purchase or sale of inventory in excess of $1,000 in any one instance, (ii) for the purchase or sale of supplies, services or other items in excess of $500 in any one instance, (iii) for the purchase, sale or lease of any equipment or machinery, (iv) for the performance of service for others in excess of $500 in any one instance, or (v) extending beyond December 31, 1999. All contracts of less than $500 do not in the aggregate exceed $5,000, Each of such contracts and arrangements is valid, binding, subsisting, and enforceable in accordance with its terms and Ultra Open MRI Holding Corp. has performed all obligations required to be performed under any such contract or arrangement and is not in breach or default or in arrears in any material respect or in any other respect that would permit the other party to cancel such contract or arrangement under the terms thereof.

         10. ORDINARY COURSE OF BUSINESS. As of the Effective Time of the Merger, and continuing until all contingencies in this Merger Agreement have been fulfilled, Ultra Open MRI Holding Corp.

                  (a) has operated in the normal, usual, and customary manner and in the ordinary and regular course of business;

                  (b) has not sold or otherwise disposed of any of the properties or assets of Ultra Open MRI Holding Corp., other than inventory sold in the ordinary course of business;

                  (c) except in each case in the ordinary course of business,

                           (i) has not amended or terminated any outstanding
                  lease, contract, or agreement,

                           (ii) has not incurred any obligations or liabilities
                  (fixed, contingent, or other), and

                           (iii) has not entered any commitments;

                  (d) has not made any transactions outside the ordinary course of business in the inventory of Ultra Open MRI Holding Corp. or any additions to its property or any purchases of machinery or equipment, except for normal maintenance and replacements;

                  (e) has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent) of Ultra Open MRI Holding Corp. other than current liabilities or obligations under contracts then existing or thereafter entered into in the ordinary course of business, and commitments under leases existing on that date or incurred since that date in the ordinary course of business;

                  (f) has not mortgaged, pledged, or subjected to lien or any other encumbrances, any of Ultra Open MRI Holding Corp.'s assets, tangible or intangible;

                  (g) has not sold or transferred any tangible asset or canceled any debts or claims of Ultra Open MRI Holding Corp. except in each case in the ordinary course of business;

                  (h) has not sold, assigned, or transferred any patents, trademarks, trade names, trade secrets, copyrights, or other intangible assets of Ultra Open MRI Holding Corp.;

                  (i) has not suffered any material damage, destruction, or loss (whether or not covered by insurance) or any acquisition or taking of property of Ultra Open MRI Holding Corp. by any governmental authority;

                  (j) has not waived any rights of Ultra Open MRI Holding Corp. that individually or in the aggregate exceed $1,000;

                  (k) has not experienced any organized work stoppage or industrial action of Ultra Open MRI Holding Corp.; or

                  (l) has not entered into any other transaction or transactions that individually or in the aggregate are material to the business of Ultra Open MRI Holding Corp., other than in the ordinary course of business.

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

         11. LITIGATION AND COMPLIANCE WITH LAWS. The DISCLOSURE SCHEDULE contains a brief description of all litigation or legal or other actions, suits, proceedings, or investigations, at law or in equity or admiralty, or before any federal, state, municipal, or other governmental department (including, without limitation, the National Labor Relations Board), commission, board, agency, or instrumentality, domestic or foreign, in which Ultra Open MRI Holding Corp. is engaged, or, to the knowledge and belief of Ultra Open MRI Holding Corp., with which Ultra Open MRI Holding Corp. is threatened in connection with the business or affairs or properties or assets of Ultra Open MRI Holding Corp., Ultra Open MRI Holding Corp. is and at all times since its inception has been in compliance with all laws and governmental rules and regulations, domestic and foreign, and all requirements of insurance carriers, applicable to its business or affairs or properties or assets, including, without limitation, those relating to environmental protection, water or air pollution, and similar matters.

         12. TAX RETURNS. MRI Services, LC, Ultra Diagnostics, LLC, and Ultra Open MRI Holding Corp. have filed, in accordance with applicable law, all federal, state, county, and local income and franchise tax returns and all real and personal property tax returns that are required to be filed for either MRI Services, LC, Ultra Diagnostics, LLC,, or Ultra Open MRI Holding Corp., and the provision for taxes shown on the most recent balance sheet included in the Financial Statements is sufficient to satisfy all taxes of any kind of both MRI Services, LC, Ultra Diagnostics, LLC, and Ultra Open MRI Holding Corp., including interest and penalties in respect thereof, whether disputed or not, and whether accrued, due, absolute, deferred, contingent, or other for all periods ended on or prior to the date of such balance sheet. As of the date hereof no tax liabilities have been assessed or proposed that remain unpaid, and neither MRI Services, LC, Ultra Diagnostics, LLC, nor Ultra Open MRI Holding Corp. has signed any extension agreement with the Internal Revenue Service or any state or local taxing authority. MRI Services, LC, Ultra Diagnostics, LLC, and Ultra Open MRI Holding Corp. have paid all of its taxes that have become due pursuant to such returns and has paid all installments of estimated taxes due. All taxes and other assessments and levies that either MRI Services, LC, Ultra Diagnostics, LLC, or Ultra Open MRI Holding Corp. is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable. From the end of its most recent fiscal year to the date hereof neither MRI Services, LC, Ultra Diagnostics, LLC, nor Ultra Open MRI Holding Corp. has made any payment of or on account of any federal, state, or local income, franchise, or any real or personal property taxes regarding either MRI Services, LC, Ultra Diagnostics, LLC, or Ultra Open MRI Holding Corp., except as set forth in the DISCLOSURE SCHEDULE. Ultra Open MRI Holding Corp. is not aware of any basis upon which any assessment for a material amount of additional federal income taxes could be made. The information shown on the federal income tax returns of MRI Services, LC, Ultra Diagnostics, LLC, heretofore delivered to Miracor is true, accurate, and complete and fairly presents the information purported to be shown.

         13 ENVIRONMENTAL MATTERS. Without limiting the generality of this
SECTION 13:

                  (i) Ultra Open MRI Holding Corp. is in compliance in all material respects with all applicable Environmental Laws (as such term is defined in EXHIBIT C hereto);

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

                  (ii) Ultra Open MRI Holding Corp. has obtained all material permits and approvals required under Environmental Laws, including, without limitation, all material environmental, health and safety permits, licenses, approvals, authorizations, variances, agreements, and waivers of federal, state, and local governmental authorities ("PERMITS") necessary for the conduct of the business and the operation of the facilities of Ultra Open MRI Holding Corp., and all such Permits are in good standing and Ultra Open MRI Holding Corp. is in compliance with all terms and conditions of such Permits;

                  (iii) Neither Ultra Open MRI Holding Corp. nor any of its currently or previously owned or leased property utilized in the operation of Ultra Open MRI Holding Corp. has been named as a potentially responsible party or is subject to any outstanding written order from or agreement with any federal, state, or local governmental authority or other person or is subject to any judicial or docketed administrative proceeding respecting (x) Environmental Laws, (y) Remedial Action (as such term is defined in EXHIBIT C hereto), or (z) any material Environmental Liabilities and Costs (as such term is defined in EXHIBIT C hereto);

                  (iv) Except as set forth on the DISCLOSURE SCHEDULE, there are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of Ultra Open MRI Holding Corp. that may give rise to Environmental Liabilities and Costs.

                  (v) Ultra Open MRI Holding Corp. has not received any notice or claim related to the operation of Ultra Open MRI Holding Corp. to the effect that it is or can be reasonably expected to be liable to any person as a result of a Release (as such term is defined in EXHIBIT C hereto) or threatened Release or any notice letter or request for information under CERCLA (as such term is defined in EXHIBIT C hereto); and

                  (vi) No Environmental Lien (as such term is defined in EXHIBIT C hereto) and no unrecorded Environmental Lien of which Ultra Open MRI Holding Corp. has notice has attached to any property of Ultra Open MRI Holding Corp.

         14. TRADEMARKS, TRADE SECRETS, LICENSES, ETC. The DISCLOSURE SCHEDULE sets forth all of the trademarks, trade secrets, trade names, service marks, patents, copyrights, registrations, or applications with respect thereto, and licenses or rights under them owned, used, or intended to be acquired or used by Ultra Open MRI Holding Corp., and, to the extent indicated in the DISCLOSURE SCHEDULE, they have been duly registered in such offices as are indicated therein. Ultra Open MRI Holding Corp. is the sole and exclusive owners of the trademarks, trade secrets, trade names, service marks, and copyrights, the holders of the full record title to the trademark registrations and the sole owner of the inventions covered by the patents and patent applications, all as set forth in the DISCLOSURE SCHEDULE; Ultra Open MRI Holding Corp. has the sole and exclusive right, to the extent listed in the DISCLOSURE SCHEDULE, to use such trademarks, trade secrets, trade names, service marks, patents and copyrights, and, except to the extent set forth on the DISCLOSURE SCHEDULE, all of them are free and clear of any mortgages, liens, encumbrances, equities, licenses, claims, and obligations to other persons of whatever kind and character.

         15. INSURANCE POLICIES. The insurance policies listed and described briefly in the DISCLOSURE SCHEDULE constitute all of the policies in force and effect in respect of the business, properties and assets, including, without limitation, insurance on personnel, of Ultra Open MRI Holding Corp. Ultra Open

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

MRI Holding Corp. is not in default under any such policy. The insurance policies so listed and identified are sufficient in nature, scope, and amounts to insure adequately (and, in any event, in amounts sufficient to prevent Ultra Open MRI Holding Corp. from becoming a co-insurer within the terms of such policies) the business, properties, and assets of Ultra Open MRI Holding Corp. Ultra Open MRI Holding Corp. has not been refused insurance by any insurance carrier to which it has applied for insurance as Ultra Open MRI Holding Corp.

         16. EXTRAORDINARY EVENTS. From the end of its most recent fiscal year to the date hereof, neither the business nor properties nor condition, financial or other, nor results of operations of either MRI Services, LC, Ultra Diagnostics, LLC or Ultra Open MRI Holding Corp. have been materially and adversely affected in any way as the result of any fire, explosion, accident, casualty, labor disturbance, requisition, or taking of property by any governmental body or agency, flood, embargo, or Act of God or the public enemy, or cessation, interruption, or diminution of operations, whether or not covered by insurance.

         17. ADVERSE RESTRICTIONS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are not events that of themselves or with the giving of notice or the passage of time or both, could constitute, on the part of either MRI Services, LC , Ultra Diagnostics, LLC or Ultra Open MRI Holding Corp., a violation of or conflict with or result in any breach of, or default under the terms, conditions, or provisions of, any judgment, law, or regulation, or any agreement or instrument to which either MRI Services, LC, Ultra Diagnostics, LLC or Ultra Open MRI Holding Corp. is a party or by which it is bound, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever on the property or assets of Ultra Open MRI Holding Corp. and no such event of itself or with the giving of notice or the passage of time or both will result in the acceleration of the due date of any obligation of Ultra Open MRI Holding Corp..

         18. MATERIAL INFORMATION. Neither the Financial Statements nor this Agreement (including the Schedules and Exhibits hereto) nor any certificate or other information or document furnished or to be furnished by Ultra Open MRI Holding Corp. to Miracor contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

         19. PRODUCTS IN WARRANTY. Attached as part of the DISCLOSURE SCHEDULE are true and correct copies of Ultra Open MRI Holding Corp.'s standard warranty agreements used in connection with its business operations. Ultra Open MRI Holding Corp.'s standard warranty agreements apply to each product in warranty except as otherwise indicated on the DISCLOSURE SCHEDULE. Ultra Open MRI Holding Corp. is not in violation in any material respect of any such warranty agreement.

         20. CERTAIN TRANSACTIONS. Except as indicated in any Disclosure Schedule hereto, neither Fred Bergmann or John McCoskrie is presently a party to any transaction with Ultra Open MRI Holding Corp., including, without limitation, any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from either Fred Bergmann or John McCoskrie , any member of either Fred Bergmann's or John McCoskrie's family or any corporation, partnership, trust, or other entity in which either Fred Bergmann or John McCoskrie have a substantial interest or are an officer, director, trustee, or partner.

         21. NO GOVERNMENTAL AUTHORIZATIONS OR APPROVALS REQUIRED. No authorization or approval of, or filing with, any governmental agency, authority, or other body will be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except as specifically indicated herein.

         22. CONTINUING REPRESENTATIONS. The representations and warranties of the Company and Fred Bergmann and John McCoskrie herein contained (a) relating to non-tax matters shall survive the Effective Time of the Merger for a period of three (3) years and (b) relating to tax matters shall survive the Effective Time of the Merger for the applicable statute of limitations.

         H. REPRESENTATIONS, WARRANTIES, AND AGREEMENTS OF MIRACOR.

         1. DUE AUTHORIZATION; EFFECT OF TRANSACTION. Miracor is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of operation and is duly qualified and in good standing in each other jurisdiction in which it owns or leases properties, conducts operations, or maintains a stock of goods, with full power and authority to carry on the business in which it is engaged and to execute and deliver and carry out the transactions contemplated by this Agreement. No provision of Miracor's Certificate of Incorporation or By-Laws, or of any agreement, instrument, or understanding, or any judgment, decree, rule, or regulation, to which Miracor is a party or by which it is bound, has been, or will be violated by the execution by Miracor of this Agreement or the performance or satisfaction of any agreement or condition herein contained upon its part to be performed or satisfied, and all requisite corporate and other authorizations, including all necessary governmental authorizations, for such execution, delivery, performance, and satisfaction have been duly obtained. Upon execution and delivery, this Agreement will be a legal, valid, and binding obligation of Miracor, enforceable in accordance with its terms.

         2. CONTINUING REPRESENTATIONS. The representations and warranties of Miracor herein contained (a) relating to non-tax matters shall survive the Effective Time of the Merger for a period of three (3)years.

         I. INDEMNIFICATION

         1. GENERAL. Each party hereto, including, but not limited to Fred Bergmann and John McCoskrie agrees to indemnify, defend, and hold the others harmless from and against the amount of any actual (or potential in the case of any litigation or claims by any person not a party to this Agreement) damage, loss, cost, or expense (including reasonable attorneys' fees and settlement costs) occasioned or caused by, resulting from, or arising out of:

                           (i) Any failure by any party hereto, including, but
                  not limited to Fred Bergmann and John McCoskrie to perform, abide by, or fulfill any of the agreements, covenants, or obligations set forth in or entered into, in connection with this Agreement to be so performed or fulfilled by any party hereto, including, but not limited to Fred Bergmann and John McCoskrie

                           (ii) Any material inaccuracy in or breach of any of
                  the representations or warranties of set forth in this Agreement, or any certificate or Schedule or other writing furnished pursuant hereto.

                           (iii) Any liability or obligation for any tort or any
                  breach or violation of any contractual, quasi-contractual, legal, fiduciary, or equitable duty, including, but not limited to, Environmental Laws, by any party hereto, including, but not limited to Fred Bergmann and John McCoskrie, whether before, at, or after the Effective Time of the Merger.

         2. NOTICE OF CLAIM. Any aggrieved party shall give prompt written notice to the others of any claim (actual or threatened) or other event that in the judgment of such party might result or has resulted in a loss by such party hereunder, and Miracor shall have the right to assume the defense of such claim or any litigation resulting therefrom; PROVIDED THAT counsel for Miracor, who shall conduct the defense of such claim (actual, threatened, or asserted) or litigation, shall be reasonably satisfactory to such aggrieved party, and such aggrieved party may participate in such defense at their expense, and PROVIDED, FURTHER, that the omission by an aggrieved to give notice as provided herein shall not relieve Miracor of its obligations hereunder except to the extent that the omission results in a failure of actual notice to the Miracor, and Miracor is damaged solely as a result of the failure to give notice. Miracor, in the defense of any such claim or litigation, shall not, except with the consent of each aggrieved party, consent to the entry of any judgment or decree or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the aggrieved party, or parties, as the case may be, of a release from all liability in respect to such claim or litigation, and Miracor and the other parties hereto shall not have liability with respect to any payment made by an aggrieved party in connection with the settlement, satisfaction, or compromise of any claim unless the Miracor shall have approved thereof in advance in writing, which approval shall not unreasonably be withheld or delayed. If the aggrieved party shall not have received notice that the Miracor shall assume the defense of such claim within twenty (20) days after the notice is sent to the Miracor of the existence of such claim, the aggrieved party shall be free to proceed with the defense of such claim. Each such notice shall be accompanied (or followed as promptly as is reasonably practicable after the amount of such loss becomes determinable) by a certificate signed by the aggrieved party and setting forth in reasonable detail the calculation of the amount of such Loss in accordance with the provisions hereof, and accompanied by copies of all relevant documents and records. The omission to give such notice or provide such certificate by the aggrieved party shall not relieve Miracor of its obligation under this Agreement except to the extent such omission results in a failure of actual notice to the Miracor, and Miracor is damaged solely by such failure to give notice. No loss shall be considered to have occurred with respect to any payment made by any aggrieved party in settlement, satisfaction, or compromise of any claim unless the Miracor shall have approved thereof in advance and in writing.

         J. BROKERAGE FEE.

          Each party hereto, including, but not limited to Fred Bergmann and John McCoskrie, represents that no broker has been involved in this transaction and each party hereto, including, but not limited to Fred Bergmann and John McCoskrie, agrees to indemnify and hold the others harmless from payment of any brokerage fee, finder's fee, or commission claimed by any party who claims to have been involved because of association with such party.

         K. AMENDMENTS; WAIVERS.

         This Agreement constitutes the entire agreement of the parties related to the subject matter of this Agreement, supersedes all prior or contemporary agreements, representations, warranties, covenants, and understandings of the parties. This Agreement may not be amended, nor shall any waiver, change, modification, consent, or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent, or discharge is sought.

         Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation, or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of such term, condition, or breach of covenant, representation, or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or of any other provision hereof; and no such written waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

         L. ASSIGNMENT: SUCCESSORS AND ASSIGNS.

         This Agreement shall not be assignable by any party without the written consent of the others. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         M. SEVERABILITY.

         If any provision or provisions of this Agreement shall be, or shall be found to be, invalid, inoperative, or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute, or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative, and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         N. COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement it shall not be necessary to produce more than one such counterpart.

         O. SECTION AND OTHER HEADINGS.

         The headings contained in this Agreement are for reference purposes only and shall not in any way effect the meaning or interpretation of this Agreement.

         P. NOTICES.

         All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, certified mail, return receipt requested:

                  (a)      TO THE COMPANY:  If to The Company,
                           --------------
                           Fred Bergmann or John McCoskrie:
                           4914 North Armenia Ave.
                           Tampa, FL 33603

                           with a copy to:
                           Brett A. Verona, Esq.
                           308 S. Westland Ave.
                           Tampa, FL 33606

                  (b)      TO MIRACOR:  If to Miracor:
                           ----------
                           M. Lee Hulsebus
                           Miracor Diagnostics, Inc.
                           9191 Towne Centre Drive, Suite 420
                           San Diego, California 92122

                           with a copy to:
                           David Wagner & Associates, P.C.
                           Penthouse Suite
                           8400 East Prentice Ave.
                           Englewood, CO 80111

         and/or to such other person(s) and address(es) as either party shall have specified in writing to the other.

         Q. GENDER.

         Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

         R. LAW TO GOVERN.

         This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of Florida

         S. COURTS.

         Any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in Florida as is provided by law; and the parties consent to the jurisdiction of the court or courts located in Florida and to service of process by registered mail, return receipt requested, or in any other manner provided by law.

         IN WITNESS WHEREOF, each of the Parties have caused this Agreement and Plan of Merger to be executed as of the date first written above.

[SEAL]                                       [Acquisition Corp.]
                                             MIRACOR ACQUISITION CORP.


Attest: ///Signed///                      By: ///Signed///
       -----------------------               -----------------------
          Secretary                                 President


[SEAL]                                       [The Company]
                                             Ultra Open MRI Holding Corp.


Attest: ///Signed///                     By: ///Signed///
       -----------------------               -----------------------
           Secretary                                 President


[SEAL]                                       [Miracor]
                                             MIRACOR DIAGNOSTICS, INC.


Attest: ///Signed///                     By: ///Signed///
       -----------------------               -----------------------------
           Secretary                                 President




MedSource Holdings, Ltd.                     Jamac Enterprises, Ltd.

Attest: ///Signed///                     By: ///Signed///
       -----------------------               -----------------------------
         General Partner                        General Partner



                                             ///Signed///
                                             -----------------------------
                                             FRED BERGMANN, Individually



                                             ///Signed///
                                             -----------------------------
                                             JOHN McCOSKRIE, Individually

                                    EXHIBIT A


     NAME                                          NUMBER OF COMPANY SHARES
--------------------------------------------------------------------------------
                            To be Transferred              To be Received
                              To Miracor                   From Miracor



MedSource Holdings, Ltd.         40                         1,066,667


Jamac Enterprises, Ltd.          40                         1,066,667

                                    Exhibit B




               List of Subsidiaries and Limited Liability Company


                  Ultra Open MRI Corporation

                  Ultra Open MRI of St. Petersburg, Inc.

                  Ultra Open MRI of Tampa, Inc.

                  Ultra Diagnostics, LLC

                                    Exhibit C

CERTAIN DEFINED TERMS
---------------------

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 ET SEQ.), as amended or supplemented from time to time.

         "CONTAMINANT" means any waste, pollutant, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, petroleum, or petroleum-derived substance or waste, or any constituent of any such pollutant material, substance or waste, including, without limitation, any pollutant material, substance, or waste regulated under any Environmental Law.

         "ENVIRONMENTAL LAWS" means all federal, state, local, and foreign laws or regulations, codes, orders, decrees, judgments, or injunctions issued, promulgated, approved, or entered thereunder relating to pollution or protection of the environment or occupational health and safety, including, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances, materials, or wastes (including, without limitation, oil, asbestos, and radiation) into the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals or industrial, toxic, or hazardous substances, material, or wastes. Environmental Laws shall include, without limitation, CERCLA, the Hazardous Material Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Solid Waste Disposal Act (42 U.S.C. Section 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 ET SEQ.), the Food, Drug, and Cosmetic Act (21 U.S.C.
Section 301 ET SEQ.), the Medical Waste Tracking Act of 1988, Pub. L. No. 100-582, 102 Stat. 2950 (1988), as such laws have been amended or supplemented from time to time, and any analogous future federal, or present or future state, local, or foreign, statutes, ordinances, or bylaws.

         "ENVIRONMENTAL LIABILITIES AND COSTS" means, as to the Ultra Open MRI Holding Corp., all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any corporation, partnership, trust, individual, or other entity ("PERSON"), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any Environmental Law, permit, order, approval, authorization, license, variance, or agreement with a federal, state, or local governmental authority or other person, arising from environmental, health, or safety conditions or a Release or threatened Release resulting from the past operations of the Ultra Open MRI Holding Corp. (or any of its predecessors in interest), or any release for which the Ultra Open MRI Holding Corp. are otherwise responsible under any Environmental Law.

         "ENVIRONMENTAL LIEN" means any lien or similar interest in favor of any federal, state, or local governmental authority for Environmental Liabilities and Costs.

         "RELEASE" means, as to the Ultra Open MRI Holding Corp., any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, pouring, emptying, escaping, dumping, discarding, leaching, or migration of a Contaminant into the indoor or outdoor environment or into or out of any property owned, leased, or controlled by Ultra Open MRI Holding Corp., including, without limitation, the movement of Contaminants through or in the air, soil, surface water, groundwater, or property, including, without limitation, the abandonment or discarding of barrels, containers, and other closed receptacles containing any contaminant.

         "REMEDIAL ACTION" means all actions necessary to (i) clean up, remove, treat, or in any other way address Contaminants in the indoor or outdoor environment, (ii) prevent a Release or condition that is reasonably likely to result in a Release or minimize further release of Contaminants so they do not migrate or endanger or threaten to endanger present or future public health or welfare or the indoor or outdoor environment, or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.